UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 4, 2012

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(202) 872-3526

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information being furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The Pepco Holdings, Inc. (PHI) Presentation for the AGA Financial Forum to be held May 6-8, 2012, attached hereto as Exhibit 99, is hereby incorporated by reference.

Item 8.01	Other Events.

Today, Potomac Electric Power Company (Pepco) and Delmarva Power & Light Company (Delmarva) filed notices of appeal of a Maryland Public Service Commission (MPSC) order in MPSC Case 9214 in Circuit Courts in Maryland. In the MPSC order issued on April 12, 2012, the MPSC determined that there is a need for additional generation in the state.  Specifically, the MPSC ordered Pepco, Delmarva and Baltimore Gas and Electric to enter into a long-term contract with the winning bidder of the request for proposal issued last fall.  Under the contract, the winning bidder will construct a 661 megawatt natural gas-fired combined cycle plant in Waldorf, Maryland, with a commercial operation date of June 2015.  The order specifies that the contract amount for each utility would be proportionate to their relative Standard Offer Service, or SOS, loads and that cost recovery would be from SOS customers through surcharges.  The order acknowledges concerns raised by the utilities and directs them to negotiate with the winning bidder and submit proposed changes to the contract to the MPSC for approval.  PHI has concerns about the order, including the full cost burden being placed on SOS customers who may choose to switch to other energy suppliers, as well as the impact the contract will have on the utilities’ balance sheets and credit metrics.  Because of these concerns, Pepco and Delmarva filed notices of appeal of this order in the Circuit Courts in Maryland.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

	Exhibit No.	Description of Exhibit

	99	Pepco Holdings, Inc. Presentation - May 6-8, 2012 AGA Financial Forum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	May 4, 2012	/s/ FRED BOYLE
Name: Frederick J. Boyle Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Furnished Herewith

Exhibit No.	Description of Exhibit
99	Pepco Holdings, Inc. Presentation - May 6-8, 2012 AGA Financial Forum